SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8725 Henderson Road, Renaissance One Tampa, Florida		33634
(Address of principal executive offices)		(Zip Code)

(813) 290-6200
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Thomas L. Tran as Senior Vice President and Chief Financial Officer

On July 17, 2008, WellCare Health Plans, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) had elected Mr. Thomas L. Tran as the Company’s new Senior Vice President and Chief Financial Officer.  Mr. Tran’s election will be effective upon Mr. Tran’s commencement of employment with the Company on or about July 21, 2008.

Mr. Tran, age 51, was the President, Chief Operating Officer and Chief Financial Officer of CareGuide, Inc., a publicly-traded population health management company, from June 2007 to June 2008.  In such capacities, Mr. Tran was responsible for profit and loss accountability for all business lines, field operations, clinical management, centralized service support, technology, network management, finance (including SEC reporting and Sarbanes-Oxley compliance) and investor relations.  From July 2005 to June 2007, Mr. Tran was Senior Vice President and Chief Financial Officer of Uniprise, one of the principal operating businesses of UnitedHealth Group that manages health care benefits programs for employers, where he was responsible for overseeing financial reporting, business and financial planning, strategic cost management, actuarial, underwriting, customer banking, business development, business risk management, real estate and procurement. From December 1998 to July 2005, Mr. Tran served as Chief Financial Officer of ConnectiCare, Inc., a health maintenance organization based in Connecticut. Prior to ConnectiCare, Mr. Tran was Chief Financial Officer of Blue Cross Blue Shield of Massachusetts from May 1996 to July 1997 and Vice President of Finance and Controller of CIGNA HealthCare from February 1993 to May 1996.  Mr. Tran holds a B.S. degree in accounting from Seton Hall University and an MBA in Finance from New York University.

In connection with Mr. Tran’s election as Senior Vice President and Chief Financial Officer of the Company, Mr. Tran, the Company and Comprehensive Health Management, Inc., a subsidiary of the Company, have entered into an employment agreement and an indemnification agreement, each effective as of the date Mr. Tran commences his employment with the Company, and the Company and Mr. Tran will enter into a restricted stock agreement and a stock option agreement, each effective as of the date Mr. Tran commences his employment with the Company.  Copies of the employment agreement and the indemnification agreement, and the forms of restricted stock agreement and stock option agreement that the Company will enter into with Mr. Tran are attached to this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.  The summaries set forth below of Mr. Tran’s employment agreement, restricted stock agreement and stock option agreement are qualified in their entirety by reference to the text of such agreements.

        Summary of Employment Agreement

The term of Mr. Tran’s employment agreement will commence on or about July 21, 2008, the date that Mr. Tran is expected to commence his employment with the Company, and has an initial term of four years.  Effective as of the expiration of the initial four-year term, the employment agreement automatically extends for additional one-year periods unless either party gives notice of non-renewal at least 90 days before the expiration of the term.

Mr. Tran will receive a minimum base salary of $475,000 and a one-time sign-on bonus of $75,000 payable in a lump sum within thirty days of his commencement of employment.  Mr. Tran also will be entitled to receive an annual cash bonus based on his achievement of performance objectives set by the Compensation Committee of the Board with a targeted bonus of 100% of his annual salary for each fiscal year (with a minimum guaranteed bonus of $475,000 for the initial calendar year of Mr. Tran’s employment, pro rated for the portion of the year Mr. Tran is employed).  In addition, Mr. Tran will be entitled to earn equity compensation awards granted under and subject to the terms and conditions of the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) based upon Mr. Tran’s achievement of specified performance objectives, with an annual equity compensation award target of 150% of Mr. Tran’s annual salary for each fiscal year (with a minimum guaranteed annual equity compensation award in 2009 of 100% of Mr. Tran’s annual salary for 2008, prorated for the portion of the year employed).  During the term of the employment agreement, Mr. Tran will be entitled to receive the same benefits accorded to other senior executives of the Company.

If Mr. Tran’s employment is terminated without “cause” or by Mr. Tran for “good reason” (as defined in his employment agreement), he will be entitled to severance benefits that include: (i) a lump sum cash payment equal to one times (or if the termination date occurs within one year of a “change in control”, as defined in the employment agreement, one-and-a-half times) the sum of Mr. Tran’s annual salary as in effect on the termination date and the average of the two highest cash bonuses earned by Mr. Tran over the three prior years or, if Mr. Tran has not been employed for three years, the target cash bonus for the year in which the termination occurs, and (ii) for the duration of the applicable COBRA period (generally 18 months, but under certain circumstances up to 36 months following termination), reimbursement on an after-tax basis for the cost of continued participation in the medical, dental and vision care and life insurance benefits in which Mr. Tran and his family participated prior to the termination date, provided Mr. Tran elects to continue health insurance coverage pursuant to COBRA.  Mr. Tran’s employment agreement also provides for certain benefits upon Mr. Tran’s death or disability.

The employment agreement requires that to the extent that any payment or benefit received or to be received by Mr. Tran (including any benefits upon a change in control) would be subject to an excise tax under the Internal Revenue Code of 1986, as amended (the “Code”), the Company will pay to Mr. Tran an additional amount such that the net amount received by Mr. Tran is equal to what he would have received if none of his payments or benefits were subject to an excise tax, provided that if the amount of payments subject to an excise tax exceeds the safe harbor under Section 280G of the Code by less than ten percent of Mr. Tran’s base salary, then Mr. Tran’s payment will be reduced so that no amounts are subject to an excise tax.

The employment agreement also includes confidentiality and non-competition provisions, including a requirement that Mr. Tran not seek employment with, or ownership in, a company in direct competition with the Company and its subsidiaries for a period of one-year after the termination of his employment.

        Summary of Restricted Stock Award

The employment agreement provides that Mr. Tran will receive 50,000 restricted shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) under the 2004 Plan.  On the date on which Mr. Tran commences his employment with the Company, the Company and Mr. Tran will enter into a restricted stock agreement setting forth the terms of such grant.  Pursuant to the terms the restricted stock agreement, 25% of the Restricted Shares will become vested on each anniversary of the date of grant (i.e., the date on which Mr. Tran commences his employment with the Company).   In addition, if Mr. Tran is terminated by the Company without “cause” or he terminates employment for “good reason” (each as defined in his employment agreement), in either case, within twelve months of a change in control of the Company (as defined in the 2004 Plan), then any unvested Restricted Shares will immediately vest on the date of Mr. Tran’s termination.

        Summary Non-Qualified Stock Option Award

The employment agreement provides that Mr. Tran will receive 100,000 options (the “Options”) to purchase shares of Common Stock under the 2004 Plan.  On the date on which Mr. Tran commences his employment with the Company, the Company and Mr. Tran will enter into a stock option agreement, setting forth the terms of such grant.  Pursuant to the terms of the stock option agreement, 25% of the Options will become vested on each anniversary of the date of grant (i.e., the date on which Mr. Tran commences his employment with the Company), and have an exercise price equal to the closing price of one share of the Common Stock on the New York Stock Exchange on the date of grant.   In addition, if Mr. Tran is terminated by the Company without “cause” or terminates employment for “good reason” (each as defined in his employment agreement), in either case, within twelve months of a change in control of the Company (as defined in the 2004 Plan), then any unvested Options will immediately vest on the date of Mr. Tran’s termination.

Item 9.01.                   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Document
10.1	Employment Agreement by and among Thomas L. Tran, WellCare Health Plans, Inc. and Comprehensive Health Management, Inc.
10.2	Indemnification Agreement between Thomas L. Tran and WellCare Health Plans, Inc.
10.3	Form of Restricted Stock Agreement between Thomas L. Tran and WellCare Health Plans, Inc.
10.4	Form of Non-Qualified Stock Option Agreement between Thomas L. Tran and WellCare Health Plans, Inc.
99.1	Press release of the Company dated July 17, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.

Date: July 17, 2008	By:	/s/ Heath Schiesser
Name: Heath Schiesser
Title:President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Document
10.1	Employment Agreement by and among Thomas L. Tran, WellCare Health Plans, Inc. and Comprehensive Health Management, Inc.
10.2	Indemnification Agreement between Thomas L. Tran and WellCare Health Plans, Inc.
10.3	Form of Restricted Stock Agreement between Thomas L. Tran and WellCare Health Plans, Inc.
10.4	Form of Non-Qualified Stock Option Agreement between Thomas L. Tran and WellCare Health Plans, Inc.
99.1	Press release of the Company dated July 17, 2008